Exhibit (e)(5)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of December 22, 2008, is Exhibit A to that certain Underwriting Agreement dated as of August 1, 2005, between PFPC Distributors, Inc. and CRM Mutual Fund Trust.

SERIES

Small Cap Value

(Investor Class and Institutional Class share classes)

Mid Cap Value

(Investor Class and Institutional Class share classes)

Small/Mid Cap Value

(Investor Class and Institutional Class share classes)

Large Cap Opportunity

(Investor Class, Institutional Class and Advisor Class share classes)

All Cap Value

(Investor Class, Institutional Class and Advisor Class share classes)

130/30 Value Fund

(Investor Class and Institutional Class share classes)

Global Opportunity Fund

(Investor Class and Institutional Class share classes)

International Opportunity Fund

(Investor Class and Institutional Class share classes)

PFPC DISTRIBUTORS, INC.

By:	/s/ Bruno DiStefano
Name:	Bruno DiStefano
Title:	VP

CRM MUTUAL FUND TRUST

By:	/s/ Carlos Leal
Name:	Carlos Leal
Title:	CFO